EXHIBIT 10.4

THIRD AMENDMENT TO

STOCK PURCHASE AGREEMENT

     THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Third Amendment”) dated as of September 5, 2007, by and among INCENTRA SOLUTIONS, INC., a Nevada corporation (“Purchaser”) and THOMAS G. KUNIGONIS, JR., ("Shareholder").

RECITALS

     Purchaser and Shareholder are parties to that certain Stock Purchase Agreement dated August 31, 2007 (the “Purchase Agreement”), that First Amendment to Stock Purchase Agreement dated as of August 31, 2007, and that Second Amendment to Stock Purchase Agreement dated as of September 5, 2007. Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

     WHEREAS, the parties desire to further amend the Purchase Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

     1. Shareholder Withdrawal of Company Cash. Shareholder hereby represents and warrants that, notwithstanding the provisions of Section 1.2(e) of the Purchase Agreement that Shareholder shall, immediately prior to the Closing Date, cause the Company to pay out to Shareholder such amount of the Company’s cash on hand which would have leave Net Working Capital of not less than One Million Dollars ($1,000,000.00) in Company, Shareholder has not as of the date hereof withdrawn all of such cash he is entitled to withdraw. Purchaser hereby agrees that, based on and in reliance upon such representation and warranty of Shareholder, upon agreement between Purchaser and Shareholder as to the amount of Company cash which may be withdrawn which would have left Net Working Capital of not less than One Million Dollars ($1,000,000.00) in Company as of August 31, 2007, Purchaser shall promptly cause to be distributed to Shareholder that amount of cash from Company.

     2. Scope of Amendment. Any provision of the Purchase Agreement inconsistent with the terms of this Third Amendment is hereby amended. Except as amended hereby, the Purchase Agreement, as previously amended, remains unamended and in full force and effect.

[Signature Page Follows]

     IN WITNESS WHEREOF, Purchaser and Shareholder have caused this Agreement to be signed as of the date first written above.

INCENTRA SOLUTIONS, INC.

By:
Name: Thomas P. Sweeney III Title: Chief Executive Officer

SHAREHOLDER

Thomas G. Kunigonis, Jr.